                      DIRECTOR SUPPLEMENTAL RETIREMENT PLAN

                               DIRECTOR AGREEMENT

     THIS AGREEMENT is made and entered into this      day of               ,
                                                  ----        --------------
2002, by and between The East Carolina Bank, a bank organized and existing under the laws of the State of North Carolina (hereinafter referred to as the "Bank"),
and                ., a Director of the Bank (hereinafter referred to as the
    ---------------
"Director").

     WHEREAS, the Director is now in the service of the Bank and has for many years faithfully served the Bank. It is the consensus of the Board of Directors (hereinafter referred to as the "Board") that the Director's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Director's experience, knowledge of corporate affairs, reputation and industry contacts are of such value, and the Director's continued services so essential to the Bank's future growth and profits, that it would suffer severe financial loss should the Director terminate their services;

     ACCORDINGLY, the Board has adopted The East Carolina Bank Director Supplemental Retirement Plan Director Agreement (hereinafter referred to as the "Director Plan") and it is the desire of the Bank and the Director to enter into this Agreement under which the Bank will agree to make certain payments to the Director upon the Director's retirement or to the Director's beneficiary(ies) in the event of the Director's death pursuant to the Director Plan;

     FURTHERMORE, it is the intent of the parties hereto that this Director Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Director, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Director is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

     NOW THEREFORE, in consideration of services the Director has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Director agree as follows:

I.   DEFINITIONS

     A.   Effective Date:
          --------------

          The Effective Date of the Director Plan shall be November 5, 2001.

     B.   Plan Year:
          ---------

          Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term "Plan Year" shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

     C.   Retirement Date:
          ---------------

          Retirement Date shall mean the first day of the calendar month following the latter of (i) the date in which the Director reaches age seventy (70) or (ii) the date upon which the Director actually retires from service with the Bank after reaching age seventy (70).

     D.   Termination of Service:
          ----------------------

          Termination of Service shall mean the Director's voluntary resignation of service by the Director or the Bank's discharge of the Director without cause, prior to the Normal Retirement Age (Subparagraph I [I]).

     E.   Index Retirement Benefit:
          ------------------------

          In the event the Director receives the retirement benefit set forth in Subparagraph II (A) herein, the Index Retirement Benefit for each Director in the Director Plan for each Plan Year shall be equal to the excess (if any) of the Index (Subparagraph I [F]) for that Plan Year over the Opportunity Cost (Subparagraph I [G]) for that Plan Year, divided by a factor equal to 1.18 minus the marginal tax rate.

          In the event the Director elects to receive the benefit set forth in Subparagraph II (G) herein, the Index Retirement Benefit for each Director in the Director Plan for each Plan Year shall be equal to the excess (if any) of the Index (Subparagraph I [F]) for that Plan Year over the Opportunity Cost (Subparagraph I [G]) for that Plan Year.

     F.   Index:
          -----

          The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contract(s) were purchased on the Effective Date of the Director Plan.

          Insurance Company:            Jefferson Pilot Life Insurance Company
          Policy Form:                  Flexible Premium Adjustable Life
          Policy Name:                  ESP VI
          Insured's Age and Sex:        56, Male
          Riders:                       None
          Ratings:                      None
          Option:                       Level
          Face Amount:                  $105,000
          Premiums Paid:                $50,000
          Number of Premium Payments:   Single
          Assumed Purchase Date:        November 5, 2001

          Insurance Company:            Mass Mutual Life Insurance Company
          Policy Form:                  Flexible Premium Adjustable Life
          Policy Name:                  Strategic Life Exec
          Insured's Age and Sex:        56, Male
          Riders:                       None
          Ratings:                      None
          Option:                       Level
          Face Amount:                  $111,500
          Premiums Paid:                $50,000
          Number of Premium Payments:   Single
          Assumed Purchase Date:        November 5, 2001

          If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates they were actually purchased shall be used in calculations under this Director Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased or had not subsequently surrendered or lapsed. Said illustration shall be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

          In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Director and the Director's beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Director Plan than that of an unsecured creditor of the Bank.

     G.   Opportunity Cost:
          ----------------

          The Opportunity Cost for any Plan Year shall be calculated by taking the sum of the amount of premiums for the life insurance policies described in the definition of "Index" plus the amount of any after-tax benefits paid to the Director pursuant to the Director Plan (Paragraph II hereinafter) plus the amount of all previous years' after-tax Opportunity Cost, and multiplying that sum by the greater of either one of the following:
          (i) the average after tax yield of a one-year Treasury bill, or (ii) the Bank's average annualized after-tax Cost of Funds Expense as determined by the Bank's third quarter call report as filed with the appropriate regulatory agency.

     H.   Change of Control:
          -----------------

          Change of Control shall mean the direct or indirect acquisition by another person, firm or corporation, by merger, share exchange, consolidation, purchase or otherwise, of all or substantially all of the assets or stock of the Bank or its parent company.

     I.   Normal Retirement Age:
          ---------------------

          Normal Retirement Age shall mean the date on which the Director attains age seventy (70).

     J.   Benefit Accounting:
          ------------------

          The Bank shall account for the benefit provided herein using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Director into which appropriate reserves shall be accrued.

II.  INDEX BENEFITS

     A.   Retirement Benefits:
          -------------------

          Subject to Subparagraphs II (D) and (G) hereinafter, a Director who remains in the service of the Bank until the Normal Retirement Age (Subparagraph I [I]) shall be entitled to receive an annual benefit amount equal to the amount set forth in Exhibit A-1. Said payments shall be made quarterly and shall commence at the beginning of the Bank's first quarter following the Director's Retirement Date and shall continue until the Director attains age seventy-seven (77). Upon completion of the aforestated payments and commencing subsequent thereto and subject to Subparagraph II (A) (i) hereinbelow, the Index Retirement Benefit (Subparagraph I [E]) for each Plan Year subsequent to the year in which the Director attains age seventy-seven (77), and including the remaining portion of the Plan Year in which the Director attains age seventy-seven (77), shall be paid to the Director until the Director's death.

          (i)  The Index Retirement Benefit Adjustment:
               ---------------------------------------

               The Index Retirement Benefit payment as set forth hereinabove for the eight (8) Plan Years subsequent to the Director attaining age seventy-seven (77) shall be adjusted according to a number equal to the aggregate of the Index Retirement Benefit (Subparagraph I [E]) for each Plan Year from the Effective Date of this agreement until the Plan Year subsequent to the Director attaining age seventy-seven (77) over the aggregate of the benefit payments the Director actually received under the terms of this Director Plan through that date. For example, if the Director retires at age sixty-five (65) and the aggregate annual benefits received by the Director until the Plan Year the Director attains age seventy-seven (77) were $900,000.00, and the aggregate Index
                                       -----------
               Retirement Benefits for each Plan Year from the Effective Date of this agreement to the Plan Year the Director's attains age seventy-seven (77) were $1,000,000.00 then the Director's Index
                                       -------------
               Retirement Benefit in the first eight (8) Plan Years said payment is payable to the Director would be increased by Twelve Thousand Five Hundred and 00/100ths Dollars ($12,500.00) each year (i.e. $100,000.00 / 8). If said number is a deficit, then the Index Retirement Benefit for the first Plan Year said payment is payable to the Director and each subsequent Plan Year's benefit (if necessary) shall be reduced until the entire deficit has been recovered by the Bank. For each year thereafter, the Index Retirement Benefit payment shall be paid as set forth in Subparagraph I (E). For example, if the Director retires at age sixty-five (65) and the aggregate annual benefits to be received by the Director until the Plan Year the Director attains age seventy-seven (77) were $1,000,000.00, and the aggregate Index
                                       -------------
               Retirement Benefits for each Plan Year from the Effective Date of this agreement to the Plan Year the Director attains age seventy-seven (77) were $900,000.00 and the Director's Index
                                       -----------
               Retirement Benefit was $90,000.00 in the first year, then the
                                      ----------
               Director would not receive any Index Retirement Benefit in the first year, and the second years' Index Retirement benefit would be reduced by $10,000.00.
                             ----------

     B.   Termination of Service:
          ----------------------

          Subject to Subparagraphs II (D) and (G), should a Director suffer a Termination of Service the Director shall be entitled to receive the following percentage of the annual benefit set forth in Exhibit A-1. Said payments shall be made quarterly and shall commence at the beginning of the Bank's first quarter following the Director's Normal Retirement Age (Subparagraph I [I]) and shall continue until the Director attains age seventy-seven (77). Upon completion of the aforestated payments and commencing subsequent thereto and subject to Subparagraph II (A) (i) hereinabove the following percentage of the Index Retirement Benefit for each Plan Year subsequent to the year in which the Director attains seventy-seven (77), and including the remaining portion of the Plan Year in which the Director attains age seventy-seven (77), shall be paid to the Director until the Director's death.

          Subsequent to one (1)       20% for each full year of service
          full year on the Board of   from the date of first service
          Directors of the Bank       to a maximum of 100%

     C.   Death:
          -----

          If the Director dies while there is a balance in the Director's accrued liability retirement account, then the unpaid balance shall be paid in a lump sum to the individual or individuals designated in writing by the Director and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Director's estate. If, upon death, the Director shall have received the total balance of the Director's accrued liability retirement account, then no further benefit shall be due hereunder. In any event, upon the death of the Director, the Director's beneficiary shall not be entitled to receive any Index Retirement Benefit.

     D.   Discharge for Cause:
          -------------------

          All rights of the Director hereunder shall cease and terminate immediately in the event of a termination of Director's service with Bank "with cause." The term "with cause" shall be deemed to mean, but is not limited to, personal dishonesty, incompetence, willful material misconduct, breach of fiduciary duty, failure to perform the obligations of the Director as stated herein, willful violation of any law, rule, or regulation (other than minor traffic infractions), or, any material breach of any provision of this agreement.

     E.   Disability Benefit:
          ------------------

          In the event the Director becomes disabled, as defined herein, prior to any Termination of Service, and the Director's service with the Bank is terminated because of such disability, the Director, upon submission of written documentation and verification of disability satisfactory to the Bank, shall receive one hundred percent (100%) of the benefit amount provided in Subparagraph II (A) above. Payment of such benefit shall begin when the Director reaches his or her Normal Retirement Age. Subject to the Bank's obligations and Director's rights under Title I of the Americans with Disabilities Act and the Family and Medical Leave Act, if applicable, and any other applicable federal or state laws, disability shall be defined as the Director not being able to perform the duties of the

          Director's own job and shall be as further defined in the Bank's long term disability policy in effect at the time of said disability. If no such policy exists at the time of the disability, then disability shall be defined as a physical or mental impairment of Director which renders Director incapable of performing Director's normal and regular essential service duties and which shall be medically determined to be of permanent duration as the same is construed for purposes of disability benefits under the federal Social Security laws and regulations. If there is a dispute regarding whether the Director is disabled, such dispute shall be resolved by a physician selected by the Bank and such resolution shall be binding upon all parties to this Agreement.

     F.   Death Benefit:
          -------------

          Except as set forth above, there is no death benefit provided under this Agreement.

     G.   Long Term Care Policy Option:
          ----------------------------

          The Director shall have the option, prior to receipt of any benefits under the terms of this Agreement, to elect a long term care policy to be provided by the Bank. Said option to receive said long term care policy shall be exercised prior to receipt of any benefit set forth in this Agreement and said election shall be a one time election only and shall expire at the Director's age sixty (60).

          The value of the long term care policy provided by the Bank shall be equal to the Index Retirement Benefit (Subparagraph I [E]) for each Plan Year from the date the policy is provided by the Bank until the date the long term care policy terminates as set forth hereinbelow. The long term care policy provided by the Bank shall continue until the policy is either paid in full or the Director dies, at which time said policy shall terminate.

          If the Director elects said long term care policy, then, on the date said long term care policy is provided, the balance in the Director's accrued liability retirement account on said date shall be credited interest on each anniversary date of said long term care policy at a rate equal to the yield of a one-year Treasury Bill. The balance of said accrued liability retirement account, with interest, shall be paid to the Director in a lump sum within thirty (30) days of the Director's Retirement Date (Subparagraph I [C]).

          Upon the exercise of the option set forth herein, the Director shall not be entitled to any benefit set forth in Subparagraphs II (A), (B),
          (E), or Paragraph IV.

III. RESTRICTIONS UPON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Director Plan. The Director, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Director Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Director Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Director be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

     If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

IV.  CHANGE OF CONTROL

     Notwithstanding other terms of this Agreement, upon a Change of Control (Subparagraph I [H]), if the Director subsequently suffers a Termination of Service (Subparagraph I [D]), then the Director shall receive the benefits promised in this Director Plan upon attaining Normal Retirement Age, as if the Director had been continuously serving the Bank until the Director's Normal Retirement Age. The Director will also remain eligible for all promised death benefits in this Director Plan. In addition, no sale, merger, or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Director Plan and agrees to abide by its terms.

V.   MISCELLANEOUS

     A.   Alienability and Assignment Prohibition:
          ---------------------------------------

          Neither the Director, nor the Director's surviving spouse, nor any other beneficiary(ies) under this Director Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or the Director's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the

          Director or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.   Binding Obligation of the Bank and any Successor in Interest:
          ------------------------------------------------------------

          The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Director Plan. This Director Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C.   Amendment or Revocation:
          -----------------------

          It is agreed by and between the parties hereto that, during the lifetime of the Director, this Director Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Director and the Bank.

     D.   Gender:
          ------

          Whenever in this Director Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E.   Effect on Other Bank Benefit Plans:
          ----------------------------------

          Nothing contained in this Director Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F.   Headings:
          --------

          Headings and subheadings in this Director Plan are inserted for reference and convenience only and shall not be deemed a part of this Director Plan.

     G.   Applicable Law:
          --------------

          The validity and interpretation of this Agreement shall be governed by the laws of the State of North Carolina.

     H.   12 U.S.C. Section 1828(k):
          ------------------------

          Any payments made to the Director pursuant to this Director Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) or any regulations promulgated thereunder.

     I.   Partial Invalidity:
          ------------------

          If any term, provision, covenant, or condition of this Director Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Director Plan shall remain in full force and effect notwithstanding such partial invalidity.

     J.   Notices:
          -------

          All notices required or permitted to be given pursuant to this Agreement shall be in writing, unless otherwise specified, and shall be delivered personally, deposited in the United States mail, registered or certified and postage prepaid with return receipt requested, or deposited with a reputable overnight courier which provides a day and time stamped receipt, addressed to Director, Bank or Trustee, as applicable, at the address set forth herein or to such other address as hereafter may be furnished to the other parties in writing pursuant to this paragraph. All notices so given shall be deemed effective and received upon the earlier of (i) actual receipt,
          (ii) receipt and refusal; or (iii) five (5) days from (1) the postmark date, if deposited with the United States Postal Service, or (2) the date of deposit, if deposited with an overnight courier, unless otherwise provided herein.

               Bank:       The East Carolina Bank
                           Hwy. 264
                           Engelhard, North Carolina 27824

               Trustee:    Thomas A. Nussbaum
                           Eastern Bank & Trust Co.
                           2 Adams Place, AP06
                           Quincy, MA 02169-7456

               Director:
                           -----------------------------

                           -----------------------------

                           -----------------------------

                           -----------------------------

VI.  ERISA PROVISION

     A.   Named Fiduciary and Plan Administrator:
          --------------------------------------

          The "Named Fiduciary and Plan Administrator" of this Director Plan shall be The East Carolina Bank, until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Director Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Director Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims Procedure and Arbitration:
          --------------------------------

          In the event a dispute arises over benefits under this Director Plan and benefits are not paid to the Director (or to the Director's beneficiary(ies) in the case of the Director`s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Director Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

          If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Director Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of this Director Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

          Where a dispute arises as to the Bank's discharge of the Director "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

VII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

     The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Director Plan as determined by the Bank in its sole discretion, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Subparagraph I [H]), this paragraph shall become null and void effective immediately upon said Change of Control.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that upon execution, each has received a conforming copy.

                                                     THE EAST CAROLINA BANK
                                                     Engelhard, North Carolina


                                                     By:
--------------------------------                        ------------------------
Witness                                                                    Title


--------------------------------                     ---------------------------
Witness                                              Director

                          BENEFICIARY DESIGNATION FORM
                          FOR THE DIRECTOR SUPPLEMENTAL
                            RETIREMENT PLAN AGREEMENT

PRIMARY DESIGNATION:

      Name                           Address                    Relationship
      ----                           -------                    ------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECONDARY (CONTINGENT) DESIGNATION:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

All sums payable under the Director Supplemental Retirement Plan Director Agreement by reason of my death shall be paid to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.


--------------------------------                     ---------------------------
Director                                             Date

                                  EXHIBIT "A-1"

                 End of     Benefit
                Year Age:   Amount
                ---------   -------

     Director      70       $12,516
                   71       $12,707
                   72       $12,911
                   73       $13,145
                   74       $13,371
                   75       $13,583
                   76       $13,853